November 9, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of HCB Bancshares, Inc. dated November 2, 2001.

Yours truly,

/s/ Deloitte & Touche LLP